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                                                                      Exhibit 12


EARNINGS TO FIXED CHARGES RATIO

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                                            YEAR ENDED    YEAR ENDED     YEAR ENDED    YEAR ENDED    5 MONTHS ENDED     YEAR ENDED
                                              DECEMBER      DECEMBER       DECEMBER      DECEMBER          DECEMBER           JULY
                                              31, 2002      31, 2001       31, 2000      31, 1999          31, 1998       31, 1998
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
PART I - EARNINGS

Pretax income                                 (22,990)        22,813          1,553         2,773           (4,408)        (8,610)

ADD:
FIXED CHARGES
Interest expense - not income                   7,099          6,930          3,263         2,009            1,426          2,007
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                    1,042            106              3             0                0              0
Interest portion of rental expense                272            247            223            57                1              3
Preferred stock dividends                                          0              0             0                0              0

FIXED CHARGES REDUCED BY:
Interest capitalized during the period          2,726          1,657              0           343              190            608
Preferred stock dividends                                          0              0             0                0              0
Amortization related to capitalized
interest                                                           0              0             0                0              0

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                                              (17,303)        28,439          5,042         4,496           (3,171)        (7,208)
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PART II - FIXED CHARGES

Interest Expense - not income                   7,099          6,930          3,263         2,009           1,426          2,007
Amortization of debt issue costs
and discount or premium relating to
indebtedness                                    1,042            106              3             0               0              0
Interest portion of rental expense                272            247            223            57               1              3
Preferred stock dividends                           -              0              0             0               0              0

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                                                8,413          7,283          3,489         2,066           1,427          2,010
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FIXED CHARGE COVERAGE                           (2.06)          3.90           1.45          2.18           (2.22)         (3.59)
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